                                                                     EXHIBIT 2.4

                              GLOBAL E TUTOR, INC.
                            2000 STOCK INCENTIVE PLAN

                             GLOBAL E TUTOR, INC.
                           2000 STOCK INCENTIVE PLAN

                               TABLE OF CONTENTS

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                                                                                                               Page
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
SECTION I.  DEFINITIONS...........................................................................................1

   1.1   Definitions..............................................................................................1
         -----------

SECTION 2  THE STOCK INCENTIVE PLAN...............................................................................5

   2.1   Purpose of the Plan......................................................................................5
         -------------------
   2.2   Stock Subject to the Plan................................................................................5
         -------------------------
   2.3   Administration of the Plan...............................................................................5
         --------------------------
   2.4   Eligibility and Limits...................................................................................5
         ----------------------

SECTION 3  TERMS OF STOCK INCENTIVES..............................................................................6

   3.1   Terms and Conditions of All Stock Incentives.............................................................6
         --------------------------------------------
   3.2   Terms and Conditions of Options..........................................................................7
         -------------------------------
         (a)      Option Price....................................................................................7
                  ------------
         (b)      Option Term.....................................................................................7
                  -----------
         (c)      Payment.........................................................................................7
                  -------
         (d)      Conditions to the Exercise of an Option.........................................................8
                  ---------------------------------------
         (e)      Termination of Incentive Stock Option...........................................................8
                  -------------------------------------
         (f)      Special Provisions for Certain Substitute Options...............................................9
                  -------------------------------------------------
   3.3   Terms and Conditions of Stock Appreciation Rights........................................................9
         -------------------------------------------------
         (a)      Settlement......................................................................................9
                  ----------
         (b)      Conditions to Exercise..........................................................................9
                  ----------------------
   3.4   Terms and Conditions of Stock Awards.....................................................................9
         ------------------------------------
   3.5   Terms and Conditions of Dividend Equivalent Rights......................................................10
         --------------------------------------------------
         (a)      Payment........................................................................................10
                  -------
         (b)      Conditions to Payment..........................................................................10
                  ---------------------
   3.6   Terms and Conditions of Performance Unit Awards.........................................................10
         -----------------------------------------------
         (a)      Payment........................................................................................10
                  -------
         (b)      Conditions to Payment..........................................................................10
                  ---------------------
   3.7   Terms and Conditions of Phantom Shares..................................................................10
         --------------------------------------
         (a)      Payment........................................................................................11
                  -------
         (b)      Conditions to Payment..........................................................................11
                  ---------------------
   3.8   Treatment of Awards Upon Termination of Employment......................................................11
         --------------------------------------------------

SECTION 4  RESTRICTIONS ON STOCK.................................................................................11

   4.1   Escrow of Shares........................................................................................11
         ----------------
   4.2   Restrictions on Transfer................................................................................12
         ------------------------

SECTION 5  GENERAL PROVISIONS....................................................................................12

   5.1   Withholding.............................................................................................12
         -----------
   5.2   Changes in Capitalization; Merger; Liquidation..........................................................12
         ----------------------------------------------
   5.3   Cash Awards.............................................................................................13
         -----------
   5.4   Compliance with Code....................................................................................13
         --------------------
   5.5   Right to Terminate Employment...........................................................................14
         -----------------------------
   5.6   Non-Alienation of Benefits..............................................................................14
         --------------------------
   5.7   Restrictions on Delivery and Sale of Shares; Legends....................................................14
         ----------------------------------------------------
   5.8   Listing and Legal Compliance............................................................................14
         ----------------------------
   5.9   Termination and Amendment of the Plan...................................................................14
         -------------------------------------
   5.10  Stockholder Approval....................................................................................14
         --------------------
   5.11  Choice of Law...........................................................................................15
         -------------
   5.12  Effective Date of Plan..................................................................................15
         ----------------------

                             GLOBAL E TUTOR, INC.
                           2000 STOCK INCENTIVE PLAN


                            SECTION I. DEFINITIONS

     1.1  Definitions. Whenever used herein, the masculine pronoun will be
          -----------
deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

          (a)  "Affiliate" means:
                ---------

                    (1)  Any Subsidiary or Parent,

                    (2) An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company, or

                    (3) Any entity in which the Company has such a significant interest that the Company determines it should be deemed an "Affiliate", as determined in the sole discretion of the Company.

          (b)  "Board of Directors" means the board of directors of the Company.
                ------------------

          (c)  "Code" means the Internal Revenue Code of 1986, as amended.
                ----

          (d)  "Committee" means the committee appointed by the Board of
                ---------
     Directors to administer the Plan. The Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of at least two members of the Board of Directors who are both "outside directors" as defined in Treas. Reg. ss. 1.162-27(e) as promulgated by the Internal Revenue Service and "non-employee directors" as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act. If the Committee has not been appointed, the Board of Directors in their entirety shall constitute the Committee.

          (e)  "Company" means Global E Tutor, Inc., a Delaware corporation.
                -------

          (f)  "Disability" has the same meaning as provided in the long-term
                ----------
     disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

          (g)  "Dividend Equivalent Rights" means certain rights to receive cash
                --------------------------
     payments as described in Section 3.5.

          (h)  "Exchange Act" means the Securities Exchange Act of 1934, as
                ------------
     amended from time to time.

          (i)  "Fair Market Value" with regard to a date means:
                -----------------

                  (1) the price at which Stock shall have been sold on that date or the last trading date prior to that date as reported by the national securities exchange selected by the Committee on which the shares of Stock are then actively traded or, if applicable, as reported by the NASDAQ Stock Market.

                  (2) if such market information is not published on a regular basis, the price of Stock in the over-the-counter market on that date or the last business day prior to that date as reported by the NASDAQ Stock Market or, if not so reported, by a generally accepted reporting service.

                  (3) if Stock is not publicly traded, as determined in good faith by the Committee with due consideration being given to (i) the most recent independent appraisal of the Company, if such appraisal is not more than twelve months old and (ii) the valuation methodology used in any such appraisal.

     For purposes of Paragraphs (1), (2), or (3) above, the Committee may use the closing price as of the applicable date, the average of the high and low prices as of the applicable date or for a period certain ending on such date, the price determined at the time the transaction is processed, the tender offer price for shares of Stock, or any other method which the Committee determines is reasonably indicative of the fair market value.

          (j)  "Incentive Stock Option" means an incentive stock option within
                ----------------------
     the meaning of Section 422 of the Internal Revenue Code.

          (k)  "Option" means a Non-Qualified Stock Option or an Incentive Stock
                ------
     Option.

          (l)  "Over 10% Owner" means an individual who at the time an Incentive
                --------------
     Stock Option is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

          (m)  "Non-Qualified Stock Option" means a stock option that is not an
                --------------------------
     Incentive Stock Option.

          (n)  "Parent" means any corporation (other than the Company) in an
                ------
     unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the

     Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A Parent shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations and rulings thereunder.

          (o)  "Participant" means an individual who receives a Stock Incentive
                -----------
     hereunder.

          (p)  "Performance Goals" means the measurable performance objectives,
                -----------------
     if any, established by the Committee for a Performance Period that are to be achieved with respect to a Stock Incentive granted to a Participant under the Plan. Performance Goals may be described in terms of Company-wide objectives or in terms of objectives that are related to performance of the division, Affiliate, department or function within the Company or an Affiliate in which the Participant receiving the Stock Incentive is employed or on which the Participant's efforts have the most influence. The achievement of the Performance Goals established by the Committee for any Performance Period will be determined without regard to the effect on such Performance Goals of any acquisition or disposition by the Company of a trade or business, or of substantially all of the assets of a trade or business, during the Performance Period and without regard to any change in accounting standards by the Financial Accounting Standards Board or any successor entity. The Performance Goals established by the Committee for any Performance Period under the Plan will consist of one or more of the following:

               (i) earnings per share and/or growth in earnings per share in relation to target objectives, excluding the effect of extraordinary or nonrecurring items;
               (ii) operating cash flow and/or growth in operating cash flow in relation to target objectives;
               (iii)  cash available in relation to target objectives;
               (iv) net income and/or growth in net income in relation to target objectives, excluding the effect of extraordinary or nonrecurring items;
               (v) revenue and/or growth in revenue in relation to target objectives;
               (vi) total shareholder return (measured as the total of the appreciation of and dividends declared on the Common Stock) in relation to target objectives;
               (vii) return on invested capital in relation to target objectives;
               (viii) return on shareholder equity in relation to target
                      objectives;
               (ix)   return on assets in relation to target objectives; and
               (x) return on common book equity in relation to target objectives

     If the Committee determines that, as a result of a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or any other events or circumstances, the Performance Goals are no longer suitable, the Committee may in its discretion modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, with respect to a period as the Committee deems appropriate and equitable, except where such action would result in the loss of the otherwise available exemption of the Stock Incentive under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Performance Goals or minimum acceptable level of achievement.

          (q)  "Performance Period" means, with respect to a Stock Incentive, a
                ------------------
     period of time within which the Performance Goals relating to such Stock Incentive are to be measured. The Performance Period will be established by the Committee at the time the Stock Incentive is granted.

          (r)  "Performance Unit Award" refers to a performance unit award as
                ----------------------
     described in Section 3.6.

          (s)  "Phantom Shares" refers to the rights described in Section 3.7.
                --------------

          (t)  "Plan" means the Global E Tutor, Inc. 2000 Stock Incentive Plan.
                ----

          (u)  "Stock" means Company's common stock.
                -----

          (v)  "Stock Appreciation Right" means a stock appreciation right
                ------------------------
     described in Section 3.3.

          (w)  "Stock Award" means a stock award described in Section 3.4.
                -----------

          (x)  "Stock Incentive Agreement" means an agreement between the
                -------------------------
     Company and a Participant or other documentation evidencing an award of a Stock Incentive.

          (y)  "Stock Incentive Program" means a written program established by
                -----------------------
     the Committee, pursuant to which Stock Incentives are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

          (z)  "Stock Incentives" means, collectively, Dividend Equivalent
                ----------------
     Rights, Incentive Stock Options, Non-Qualified Stock Options, Phantom Shares, Stock Appreciation Rights and Stock Awards and Performance Unit Awards.

          (aa) "Subsidiary" means any corporation (other than the Company) in an
                ----------
     unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A "Subsidiary" shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations or rulings thereunder.

          (bb) "Termination of Employment" means the termination of the
                -------------------------
     employee-employer relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

                      SECTION 2 THE STOCK INCENTIVE PLAN

     2.1  Purpose of the Plan. The Plan is intended to (a) provide incentive
          -------------------
to officers, employees, directors and consultants of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by officers, key employees, directors and consultants by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining officers, key personnel, directors, and consultants.

     2.2  Stock Subject to the Plan. Subject to adjustment in accordance with
          -------------------------
Section 5.2, two million (2,000,000) shares of Stock (the "Maximum Plan Shares") are hereby reserved exclusively for issuance upon exercise or payment pursuant to Stock Incentives. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan.

     2.3  Administration of the Plan. The Plan is administered by the
          --------------------------
Committee. The Committee has full authority in its discretion to determine the officers, key employees, directors and consultants of the Company or its Affiliates to whom Stock Incentives will be granted and the terms and provisions of Stock Incentives, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Incentive Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee's decisions are final and binding on all Participants.

     2.4  Eligibility and Limits. Stock Incentives may be granted only to
          ----------------------
officers, employees, directors, and consultants of the Company, or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Subsidiary. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as at the date an Incentive Stock Option is granted) of stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the

Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Non-Qualified Stock Option(s).

                      SECTION 3 TERMS OF STOCK INCENTIVES

     3.1  Terms and Conditions of All Stock Incentives.
          --------------------------------------------

          (a) The number of shares of Stock as to which a Stock Incentive may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits on Options and Stock Appreciation Rights in the following sentence. On such date as required by Section 162(m) of the Code and the regulations thereunder for compensation to be treated as qualified performance based compensation, the maximum number of shares of Stock with respect to which Options or Stock Appreciation Rights may be granted during any one year period to any employee may not exceed 1,000,000. If, after grant, an Option is cancelled, the cancelled Option shall continue to be counted against the maximum number of shares for which options may be granted to an employee as described in this Section 3.1. If, after grant, the exercise price of an Option is reduced or the base amount on which a Stock Appreciation Right is calculated is reduced, the transaction shall be treated as the cancellation of the Option or the Stock Appreciation Right, as applicable, and the grant of a new Option or Stock Appreciation Right, as applicable. If an Option or Stock Appreciation Right is deemed to be cancelled as described in the preceding sentence, the Option or Stock Appreciation Right that is deemed to be canceled and the Option or Stock Appreciation Right that is deemed to be granted shall both be counted against the maximum number of shares for which Options or Stock Appreciation Rights may be granted to an employee as described in this Section 3.1.

          (b) Each Stock Incentive will either be evidenced by a Stock Incentive Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals that must be achieved as a condition to vesting or payment of the Stock Incentive, or be made subject to the terms of a Stock Incentive Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals that must be achieved as a condition to vesting or payment of the Stock Incentive. Each Stock Incentive Agreement or Stock Incentive Program is subject to the terms of the Plan and any provisions contained in the Stock Incentive Agreement or Stock Incentive Program that are inconsistent with the Plan are null and void.

          (c) The date a Stock Incentive is granted will be the date on which the Committee has approved the terms and conditions of the Stock Incentive and has determined the recipient of the Stock Incentive and the number of shares covered by the Stock Incentive, and has taken all such other actions necessary to complete the grant of the Stock Incentive.

          (d) Any Stock Incentive may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive. Exercise or vesting of a Stock Incentive granted in connection with another Stock Incentive may result in a pro rata surrender or cancellation of any related Stock Incentive, as specified in the applicable Stock Incentive Agreement or Stock Incentive Program.

          (e) Stock Incentives are not transferable or assignable except by will or by the laws of descent and distribution and are exercisable, during the Participant's lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant's estate or if no legal representative has been appointed, by the successor in interest determined under the Participant's will; provided, however, that the Committee may waive any of the provisions of this Section or provide otherwise as to any Stock Incentives other than Incentive Stock Options.

     3.2  Terms and Conditions of Options. Each Option granted under the Plan
          -------------------------------
must be evidenced by a Stock Incentive Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Non-Qualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Non-Qualified Stock Option. Incentive Stock Options may only be granted to employees of the Company or any Subsidiary. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company's stockholders.

          (a)  Option Price. Subject to adjustment in accordance with Section
               ------------
     5.2 and the other provisions of this Section 3.2, the exercise price (the "Exercise Price") per share of Stock purchasable under any Option must be as set forth in the applicable Stock Incentive Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted with respect to an Incentive Stock Option. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than 110% of the Fair Market Value on the date the Option is granted.

          (b)  Option Term. Any Incentive Stock Option granted to a Participant
               -----------
     who is not an Over 10% Owner is not exercisable after the expiration of ten
     (10) years after the date the Option is granted. Any Incentive Stock Option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Non-Qualified Stock Option must be as specified in the applicable Stock Incentive Agreement.

          (c)  Payment. Payment for all shares of Stock purchased pursuant to
               -------
     exercise of an Option will be made in any form or manner authorized by the Committee in the

          Stock Incentive Agreement or by amendment thereto, including, but not limited to, cash or, if the Stock Incentive Agreement provides:

                    (i) by delivery to the Company of a number of shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

                    (ii)  in a cashless exercise through a broker; or

                    (iii) by having a number of shares of Stock withheld, the
               Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

          In its discretion, the Committee also may authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion. Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an option until full payment has been made by the Participant. The holder of an Option, as such, has none of the rights of a stockholder.

               (d)  Conditions to the Exercise of an Option. Each Option granted
                    ---------------------------------------
         under the Plan is exercisable by the Participant or any other designated person, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control as defined in the Stock Incentive Agreement and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Stock Incentive Agreement to the contrary.

               (e)  Termination of Incentive Stock Option. With respect to an
                    -------------------------------------
          Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one (1) year will be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Non-Qualified Option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection (e), Termination of Employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the

          Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

               (f)  Special Provisions for Certain Substitute Options.
                    -------------------------------------------------
          Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

          3.3  Terms and Conditions of Stock Appreciation Rights. Each Stock
               -------------------------------------------------
Appreciation Right granted under the Plan must be evidenced by a Stock Incentive Agreement. A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price which, in the case of a Stock Appreciation Right granted in connection with an Option, may not be less than the Exercise Price for that number of shares subject to that Option. A Stock Appreciation Right granted in connection with a Stock Incentive may only be exercised to the extent that the related Stock Incentive has not been exercised, paid or otherwise settled.

               (a)  Settlement. Upon settlement of a Stock Appreciation Right,
                    ----------
          the Company must pay to the Participant the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.

               (b)  Conditions to Exercise. Each Stock Appreciation Right
                    ----------------------
          granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

          3.4  Terms and Conditions of Stock Awards. The number of shares of
               ------------------------------------
Stock subject to a Stock Award and restrictions or conditions on such shares, if any, will be as the Committee determines, and the certificate for such shares will bear evidence of any restrictions or conditions. Subsequent to the date of the grant of the Stock Award, the Committee has the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares awarded to a Participant. The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

          3.5  Terms and Conditions of Dividend Equivalent Rights. A Dividend
               --------------------------------------------------
Equivalent Right entitles the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective. The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

               (a)  Payment. Payment in respect of a Dividend Equivalent Right
                    -------
          may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

               (b)  Conditions to Payment. Each Dividend Equivalent Right
                    ---------------------
          granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Dividend Equivalent Right, the Committee, at any time before complete termination of such Dividend Equivalent Right, may accelerate the time or times at which such Dividend Equivalent Right may be paid in whole or in part.

          3.6  Terms and Conditions of Performance Unit Awards. A Performance
               -----------------------------------------------
Unit Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee. At the time of the grant, the Committee must determine the base value of each unit, the number of units subject to a Performance Unit Award, and the Performance Goals applicable to the determination of the ultimate payment value of the Performance Unit Award. The Committee may provide for an alternate base value for each unit under certain specified conditions.

               (a)  Payment. Payment in respect of Performance Unit Awards may
                    -------
          be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine.

               (b)  Conditions to Payment. Each Performance Unit Award granted
                    ---------------------
          under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Performance Unit Award, the Committee, at any time before complete termination of such Performance Unit Award, may accelerate the time or times at which such Performance Unit Award may be paid in whole or in part.

          3.7  Terms and Conditions of Phantom Shares. Phantom Shares shall
               --------------------------------------
entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Stock at the end of a specified period. At the time of the grant, the Committee will determine the factors which will govern the portion of the phantom shares so payable, including, at the discretion of the Committee, any performance criteria that must be satisfied as a condition to payment. Phantom Share awards containing performance criteria may be designated as performance share awards.

               (a)  Payment. Payment in respect of Phantom Shares may be made
                    -------
          by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

               (b)  Conditions to Payment. Each Phantom Share granted under the
                    ---------------------
          Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Phantom Share, the Committee, at any time before complete termination of such Phantom Share, may accelerate the time or times at which such Phantom Share may be paid in whole or in part.

          3.8  Treatment of Awards Upon Termination of Employment. Except as
               --------------------------------------------------
otherwise provided by Plan Section 3.2(e), any award under this Plan to a Participant who has experienced a Termination of Employment may be cancelled, accelerated, paid or continued, as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant's period of service from the date of grant through the date of the Participant's Termination of Employment or such other factors as the Committee determines are relevant to its decision to continue the award.

                        SECTION 4 RESTRICTIONS ON STOCK

          4.1  Escrow of Shares. Any certificates representing the shares of
               ----------------
Stock issued under the Plan will be issued in the Participant's name, but, if the applicable Stock Incentive Agreement or Stock Incentive Program so provides, the shares of Stock will be held by a custodian designated by the Committee (the "Custodian"). Each applicable Stock Incentive Agreement or Stock Incentive Program providing for transfer of shares of Stock to the Custodian must appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program, with full power and authority in the Participant's name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Stock Incentive Agreement or Stock Incentive Program. During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian must provide in the applicable Stock Incentive Agreement or Stock

Incentive Program, to be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

          4.2  Restrictions on Transfer. The Participant does not have the right
               ------------------------
to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program, and the shares so transferred will continue to be bound by the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program.

                         SECTION 5 GENERAL PROVISIONS

          5.1  Withholding. The Company must deduct from all cash distributions
               -----------
under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award. A Participant may pay the withholding obligation in cash, or, if the applicable Stock Incentive Agreement or Stock Incentive Program provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or with respect to a Stock Award, tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding obligation arising from exercise or payment of a Stock Incentive (a "Withholding Election"). A Participant may make a Withholding Election only if both of the following conditions are met:

               (a) The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and

               (b) Any Withholding Election made will be irrevocable except on six months advance written notice delivered to the Company; however, the Committee may in its sole discretion disapprove and give no effect to the Withholding Election.

          5.2  Changes in Capitalization; Merger; Liquidation.
               ----------------------------------------------

               (a) The number of shares of Stock reserved for the grant of Options, Dividend Equivalent Rights, Performance Unit Awards, Phantom Shares, Stock Appreciation

          Rights and Stock Awards; the number of shares of Stock reserved for issuance upon the exercise or payment, as applicable, of each outstanding Option, Dividend Equivalent Right, Phantom Share and Stock Appreciation Right and upon vesting or grant, as applicable, of each Stock Award; the Exercise Price of each outstanding Option and the specified number of shares of Stock to which each outstanding Dividend Equivalent Right, Phantom Share and Stock Appreciation Right pertains must be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

               (b) In the event of a merger, consolidation, reorganization, extraordinary dividend, spin-off, sale of substantially all of the Company's assets, other change in capital structure of the Company, tender offer for shares of Stock, or a change in control of the Company (as defined by the Committee in the applicable Stock Incentive Agreement) the Committee may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate to reflect such merger, consolidation, reorganization or tender offer, including, without limitation, the substitution of new awards, or the adjustment of outstanding awards, the acceleration of awards, the removal of restrictions on outstanding awards, or the termination of outstanding awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the award. Any adjustment pursuant to this Section 5.2 may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Stock Incentive, but except as set forth in this Section may not otherwise diminish the then value of the Stock Incentive.

               (c) The existence of the Plan and the Stock Incentives granted pursuant to the Plan must not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

          5.3  Cash Awards. The Committee may, at any time and in its
               -----------
discretion, grant to any holder of a Stock Incentive the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Stock Incentive or the exercise of rights thereunder.

          5.4  Compliance with Code. All Incentive Stock Options to be granted
               --------------------
hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent.

          5.5  Right to Terminate Employment. Nothing in the Plan or in any
               -----------------------------
Stock Incentive confers upon any Participant the right to continue as an employee or officer of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant's employment or services at any time.

          5.6  Non-Alienation of Benefits. Other than as provided herein, no
               --------------------------
benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

          5.7  Restrictions on Delivery and Sale of Shares; Legends. Each Stock
               ----------------------------------------------------
Incentive is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Incentives then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to a Stock Incentive, that the Participant or other recipient of a Stock Incentive represent, in writing, that the shares received pursuant to the Stock Incentive are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Incentive such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

          5.8  Listing and Legal Compliance. The Committee may suspend the
               ----------------------------
exercise or payment of any Stock Incentive so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

          5.9  Termination and Amendment of the Plan. The Board of Directors at
               -------------------------------------
any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of a Stock Incentive may adversely affect the rights of the Participant under such Stock Incentive.

          5.10 Stockholder Approval. The Plan must be submitted to the
               --------------------
stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company. If such approval is not obtained, any Incentive Stock Option granted hereunder will be a Non-Qualified Stock Option, but will not otherwise affect any Stock Incentive granted hereunder.

          5.11 Choice of Law. The laws of the State of Delaware shall govern the
               -------------
Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

          5.12 Effective Date of Plan. This Plan was approved by the Board of
               ----------------------
Directors as of July 1, 2000.


                                   GLOBAL E TUTOR, INC.


                                   By: /s/ Jerry L. Barton
                                       -------------------

                                   Title: President and Chief Executive Officer
                                          -------------------------------------